Exhibit 99.1

Exa Reports Third Quarter Fiscal 2013 Financial Results

Revenue increases 9% from third quarter of 2012 and 13% on a constant currency basis

Burlington, Mass., December 3, 2012 – Exa® Corporation (NASDAQ: EXA), a global innovator of fluids simulation solutions for product engineering, today announced financial results for the third quarter of fiscal 2013, which ended October 31, 2012.

“Revenue in the third quarter grew by 9%, from Q3 a year ago, and 13% on a constant currency basis, which was slightly below the low end of our guidance due to what we believe are near-term budget constraints at many of our customers, delaying new project and license activity,” said Stephen Remondi, President and Chief Executive Officer of Exa. “Lower than anticipated revenue was a primary factor affecting profitability in the third quarter that was also below our guidance. We believe customers became incrementally more cautious with expenses going into calendar year-end due to increased macroeconomic uncertainty, particularly in the manufacturing markets we serve. This revenue shortfall is not the result of lost opportunities due to competitive issues or cancellation of significant customer programs. With new budgets opening up in the New Year and short-term deliverables which still must be met at many customers, we are optimistic that these delays will be short-lived. Furthermore, we are confident that the long-term drivers of our growth remain firmly intact and that Exa is well positioned to lead our customers’ efforts in simulation-based design in order to meet their increasingly stringent requirements for fuel efficiency, noise, and thermal management.”

Third Quarter Fiscal 2013 Financial Highlights

Revenue

•	Total revenue for the third quarter of fiscal 2013, which ended October 31, 2012, was $12.7 million, an increase of 9% from the comparable period in fiscal 2012.
•

Taking into account the negative $0.5 million impact of changes in average currency exchange rates during the third quarter of fiscal year 2013, compared with the corresponding period in fiscal year 2012, revenue in the third quarter grew by 13% on a constant currency basis.

•	License revenue for the third quarter of fiscal 2013 was $10.4 million, up 5% from the year ago period.
•	Project revenue was $2.3 million, up 32% from the year ago period.

Profitability

•

GAAP income from operations was $0.8 million for the third quarter of fiscal 2013, compared to $2.0 million in the comparable period in fiscal 2012, due primarily to planned increases in research and development, sales and marketing headcount, and public company costs.

•	Non-GAAP income from operations was $1.2 million for the third quarter of fiscal 2013, compared to $2.3 million in the comparable period in fiscal 2012.
•	Adjusted EBITDA was $1.6 million for the third quarter of fiscal 2013, compared to $2.6 million in the comparable period in fiscal 2012.

•

GAAP net loss was $36,000 for the third quarter of fiscal 2013, compared to GAAP net income of $1.4 million for the comparable period in fiscal 2012. GAAP net loss per share was $(0.00), based on diluted weighted average shares outstanding of 13.3 million, compared to GAAP net income of $0.13 for the comparable period in fiscal 2012, based on diluted weighted average shares outstanding of 10.4 million.

•

Non-GAAP net income was $181,000 for the third quarter of fiscal 2013, compared to $1.5 million in the third quarter of 2012. Non-GAAP net income per diluted share was $0.02, compared to $0.14 for the third quarter of fiscal 2012.

Balance Sheet

•

The company had $36.6 million in cash and cash equivalents at October 31, 2012, compared to $43.3 million at July 31, 2012. This expected decrease in cash and equivalents was primarily due to a reduction in working capital, consistent with typical patterns of strong cash collections early in the calendar year followed by the recognition of deferred revenue throughout the year.

Business Outlook

“We remain optimistic about Exa’s prospects over the longer-term and believe we are strongly positioned to capitalize on the opportunities ahead of us,” continued Remondi. “We expect that our customers will continue to experience some short-term budgetary pressure and may delay some activity in response. We’re optimistic that as new budget cycles open up in the New Year, customers will resume much of the delayed activity as they address pent up demand to meet their ever more challenging design and regulatory requirements.”

Based on information available as of December 3, 2012, Exa is issuing guidance for the fourth quarter and full year fiscal 2013 as follows:

Fourth Quarter Fiscal 2013:

•	Total revenue is expected to be in the range of $13.0 million to $14.0 million.
•	GAAP net income is expected to range from breakeven to income of $0.3 million.
•	Non-GAAP net income is expected to be in the range of $0.2 million to $0.6 million.
•	Adjusted EBITDA is expected to be in the range of $1.3 million to $2.0 million.
•	Fully diluted share count for the fourth quarter is estimated to be 14.7 million shares.

Full Year Fiscal 2013:

•	Total revenue is expected to be in the range of $48.8 million to $49.8 million.
•	GAAP net income is expected to be in the range of $0.9 million to $1.2 million.
•	Non-GAAP net income is expected to be in the range of $1.7 million to $2.1 million.
•	Adjusted EBITDA is expected to be in the range of $5.5 million to $6.2 million.
•	Fully diluted share count for the full year is estimated to be 12.9 million shares.

The above guidance assumes an exchange rate of 1.3 US dollars per Euro and 80.9 Japanese Yen per US dollar for the balance of fiscal year 2013. A reconciliation of forward-looking adjusted EBITDA and non-GAAP net income to GAAP net income is provided in the attachments to this press release.

Conference Call Information

What:	Exa’s third quarter 2013 financial results conference call
When:	Monday, December 3, 2012
Time:	5:00 p.m. ET
Webcast:	http://investor.exa.com (live and replay)
Live	Call: (877) 878-2664, Domestic (970) 315-0423, International
Replay:	(855) 859-0256, Passcode 73378512, Domestic (404) 537-3406, Passcode 73378512, International

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are presented on a GAAP basis, we disclose revenue on a constant currency basis, Non-GAAP Income from Operations, Non-GAAP Net Income, Non-GAAP Net Income per Diluted Share and Adjusted EBITDA. These non-GAAP measures are not in accordance with, or an alternative for, amounts determined in accordance with generally accepted accounting principles in the United States. The GAAP measure most comparable to revenue on a constant currency basis is GAAP revenue. The GAAP measure most comparable to Non-GAAP Income from Operations is GAAP income from operations, The GAAP measure most comparable to Non-GAAP Net Income and Adjusted EBITDA is GAAP net income. The GAAP measure most comparable to Non-GAAP Net Income per Diluted Share is GAAP Net Income per Diluted Share. A reconciliation of these non-GAAP financial measures to the corresponding GAAP measure is included below.

We define revenue on a constant currency basis as GAAP revenue, adjusted to reverse the impact of changes in the average exchange rates of currencies in which our international operations generated revenue and incurred expenses.

We define Non-GAAP Net Income as net income, excluding the after tax impact of stock-based compensation expense and the amortization of acquired intangibles. We define EBITDA as net income, excluding depreciation and amortization, interest expense, other income (expense), foreign exchange gain (loss) and provision for income taxes, and we define Adjusted EBITDA as EBITDA, excluding non-cash share-based compensation expense.

Our management uses these non-GAAP measures when evaluating our operating performance and for internal planning and forecasting purposes. We believe that these measures help indicate underlying trends in our business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing our operating performance. For example, our international operations generate revenue and incur expenses that are denominated in foreign currencies. These amounts could be materially affected by currency fluctuations. Our principal exposures are to fluctuations in exchange rates for the United States dollar versus the Euro, British pound, Japanese yen, Chinese yuan and Korean dollar. Changes in currency exchange rates that are beyond our control can significantly affect our consolidated results of operations. We believe that disclosure of our revenue on a constant currency basis is useful as an indicator of demand for our solutions independent of the influence of currency exchange fluctuations. Management considers Adjusted EBITDA to be an important indicator of our operational strength and the performance of our business and a good measure of our historical operating trends. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP and, in particular, should not be considered a measure of our liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Investors should carefully consider the attached reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Exa Corporation

Exa Corporation develops, sells and supports simulation software and services to enhance product performance, reduce product development costs and improve the efficiency of design and engineering processes. Our simulation solutions enable our customers to gain crucial insights about design performance early in the design cycle, thus reducing the likelihood of expensive redesigns and late-stage engineering changes. As a result, our customers realize significant cost savings and fundamental improvements in their engineering development process. Our products include, PowerFLOW®, PowerDELTA®, PowerCLAY®, PowerVIZ®, PowerSPECTRUM®, PowerACOUSTICS®, PowerINSIGHT®, PowerCASE™, PowerCOOL® and PowerTHERM® along with professional engineering consulting services. A partial customer list includes: AGCO, BMW, Ford, Hyundai, Kenworth, MAN, Nissan, Peterbilt, Renault, Scania, Toyota, Volkswagen, and Volvo Trucks.

Safe Harbor Statement

This press release, including the section entitled “Business Outlook,” contains forward-looking statements describing our expectations concerning future events and our future financial performance. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors” in our Registration Statement on Form S-1, file number 333-176019, and in our other SEC filings. These factors may cause our actual results to differ materially from those described in our forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake a responsibility to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

Media Contact:

Michelle Murray-Ross, Exa Corporation

+1 (781) 564-0251

michelle@exa.com

Investor Relations Contact:

Garo Toomajanian, ICR

+1 (781) 564-0337

investor@exa.com

UNAUDITED FINANCIAL INFORMATION

FINANCIAL STATEMENTS

Exa Corporation

Consolidated Balance Sheets

(Unaudited)

	As of October 31, 2012	As of January 31, 2012
(in thousands, except per share data)
ASSETS
Current assets:
Cash and cash equivalents	$36,580	$11,468
Accounts receivable, net of allowance for doubtful accounts of $19 and $0, respectively	3,479	19,205
Deferred tax assets	222	225
Prepaid expenses and other current assets	1,133	1,313

Total current assets	41,414	32,211
Property and equipment, net	4,522	3,224
Intangible assets, net	3,187	3,479
Deferred tax assets	12,319	12,573
Other assets	1,167	3,253

Total assets	$62,609	$54,740

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDER’S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$791	$2,507
Accrued expenses	5,157	9,528
Line of credit	0	7,000
Current portion of long-term debt, net of discount (1)	1,464	795
Current portion of deferred revenue	8,653	28,424
Current maturities of capital lease obligation	1,532	823

Total current liabilities	17,597	49,077
Long-term debt, net of current portion and discount (1)	5,517	3,221
Preferred stock warrant liability	0	1,552
Deferred revenues	954	207
Capital lease obligations, net of current portion	2,017	1,285
Other long-term liabilities	212	401
Deferred rent	1,526	1,753

Total liabilities	27,823	57,496

Commitments and contingencies
Convertible preferred stock, $0.001 par value; 5,00,000 and 77,835,000 shares authorized as of October 31, 2012 and January 31, 2012, respectively; 0 and 55,383,239 shares issued and outstanding as of October 31, 2012 and January 31, 2012, respectively	0	32,678
Stockholders’ deficit:
Common stock, $0.001 par value; 195,000,000 and 92,165,000 shares authorized as of October 31, 2012 and January 31, 2012, respectively; 13,267,765 and 529,630 shares issued as of October 31, 2012 and January 31, 2012, respectively	13	1
Additional paid-in capital	83,526	14,204
Accumulated deficit	(48,714)	(49,586)
Treasury Stock (32,502 common shares, at cost) at October 31, 2012 and January 31, 2012	0	0
Accumulated other comprehensive loss	(39)	(53)

Total stockholders’ equity (deficit)	34,786	(35,434)

Total liabilities and stockholders’ equity	$62,609	$54,740

	As of October 31, 2012	As of January 31, 2012
(1) Includes amounts due to a related party , as follows:
Current portion of long-term debt	$267	$227
Long-term debt, net of current portion	699	722

Exa Corporation

Consolidated Statements of Operations and Comprehensive Income Statement

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
(in thousands, except per share data)
License revenue	$10,402	$9,942	$30,575	$28,671
Project revenue	2,295	1,742	5,194	4,050

Total revenues	12,697	11,684	35,769	32,721

Operating expenses:
Cost of revenues	3,644	2,910	9,979	8,486
Sales and marketing	1,529	1,341	4,837	3,925
Research and development	4,113	3,655	12,410	10,419
General and administrative	2,570	1,732	6,510	5,249

Total operating expenses	11,856	9,638	33,736	28,079

Income from operations	841	2,046	2,033	4,642

Other expense, net:
Foreign exchange gain (loss)	(115)	50	211	(322)
Interest expense	(403)	(269)	(1,227)	(802)
Interest income	1	2	3	4
Other income (expense), net	2	14	513	(224)

Total other expense, net	(515)	(203)	(500)	(1,344)

Income before income taxes	326	1,843	1,533	3,298
Provision for income taxes	362	488	661	1,223

Net income	$(36)	$1,355	$872	$2,075

Net income per share:
Basic	$(0.00)	$2.74	$0.14	$4.21
Diluted	$(0.00)	$0.13	$0.07	$0.20
Weighted average shares outstanding used in computing per income (loss) per share:
Basic	13,264,018	493,820	6,133,987	492,976
Diluted	13,264,018	10,386,820	12,303,723	10,293,969
Comprehensive income (loss):
Net income	$(36)	$1,355	$872	$2,075
Foreign currency translation adjustments	10	50	14	(322)

Comprehensive income (loss)	$(26)	$1,405	$886	$1,753

Exa Corporation

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended October 31,
	2012	2011
(in thousands)
Cash flows provided by (used) for operating activities
Net income	$872	$2,075
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,475	1,014
Stock-based compensation expense	710	387
Deferred rent expense	(142)	(173)
Noncash interest	444	251
Mark to market adjustment of the preferred stock warrant liability	(228)	503
Mark to market adjustment of the equity participation right	(276)	(276)
Deferred taxes	257	(10)
Changes in assets and liabilities
Accounts receivable	15,780	20,804
Prepaid expenses and other current assets	104	(759)
Other assets	2,048	(2,947)
Accounts payable	(1,722)	1,243
Accrued expenses	(4,368)	(1,414)
Other liabilities	0	125
Deferred revenue	(19,092)	(15,740)

Net cash (used in) provided by for operating activities	(4,138)	5,083

Cash flows from investing activities
Purchases of property and equipment	(348)	(99)

Net cash used in investing activities	(348)	(99)

Cash flows from financing activities
Net decrease in line of credit	(7,000)	(2,995)
Proceeds from borrowings under long-term debt	3,500	—
Proceeds from stock option exercises	31	15
Payments of long-term debt	(816)	—
Payments of capital lease obligations	(675)	(499)
Proceeds from initial public offering, net of $4,109 issuance costs	34,592	—
Payment of debt and line of credit issuance costs	(100)	(112)

Net cash provided by (used in) financing activities	29,532	(3,591)
Effect of exchange rate changes on cash	66	(102)

Net increase (decrease) in cash	25,112	1,291
Cash at beginning of period	11,468	2,780

Cash at end of period	$36,580	$4,071

Supplemental disclosure of cash flow information
Cash paid for interest	$751	$520
Cash paid for income taxes	$773	$583
Supplemental disclosure of non-cash, investing and financing activities
Acquisition of equipment pursuant to capital lease obligation	$2,116	$1,751
Cashless exercise of warrants	$67,268	—

Exa Corporation

Reconciliation of historical Non-GAAP to GAAP measures

Non-GAAP operating income reconciliation:
	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
(in thousands)
Operating income	$841	$2,046	$2,033	$4,642
Add back:
Non-cash stock based compensation expense	235	244	710	386
Non-cash amortization of acquired intangible assets	97	—	292	—

Non-GAAP operating income	$1,173	$2,290	$3,035	$5,028

Non-GAAP net income reconciliation:
	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
(in thousands)
Net income (loss)	$(36)	$1,355	$872	$2,075
Add back:
Non-cash stock based compensation expense	235	244	710	386
Non-cash amortization of acquired intangibles	97	—	292	—
Income tax effect (1)	(115)	(85)	(348)	(134)

Non-GAAP net income	$181	$1,514	$1,526	$2,327

Non-GAAP net income, per diluted share reconciliation:
	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011

Net income (loss) per diluted share	$0.00	$0.13	$0.07	$0.20
Add back:
Non-cash stock based compensation expense	0.02	0.02	0.06	0.03
Non-cash amortization of acquired intangibles	0.01	0.00	0.02	0.00
Income tax effect (1)	(0.01)	(0.01)	(0.03)	(0.01)

Non-GAAP net income, per diluted share (2)	$0.02	$0.14	$0.12	$0.22

(1)	Non-GAAP financial information for the quarter is adjusted using a blended tax rate equivalent to our annual estimated United States federal tax rate and our State tax rate, exclusive of our net federal benefit. This rate is based on our estimated annual GAAP income tax rate forecast. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Share amounts utilized were 14.6 million shares on a fully diluted basis for the three months ended October 31, 2012 as compared to 10.4 million

Adjusted EBITDA:
	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
(in thousands)
Net income (loss)	$(36)	$1,355	$872	$2,075
Depreciation and amortization	541	313	1,475	1,014
Interest expense, net	403	267	1,224	798
Other (income) expense, net	(2)	(14)	(513)	224
Foreign exchange (gain) loss	115	(50)	(211)	322
Provision (benefit) for income taxes	362	488	661	1,223

EBITDA	1,383	2,359	3,508	5,656
Non-cash, stock based compensation expense	235	244	710	386

Adjusted EBITDA	$1,618	$2,603	$4,218	$6,042

Exa Corporation

Reconciliation of forward looking Non-GAAP financial measures:

Reconciliation of EBITDA and Adjusted EBITDA to net income:
	Three Months Ending January 31, 2013	Twelve Months Ending January 31, 2013
(in millions)
Net income	$0 - 0.3	$0.9 -1.2
Depreciation and amortization	0.7	2.1
Interest expense, net	0.4	1.6
Other (income) expense, net	0	(0.5)
Foreign exchange (gain) loss	0	(0.2)
Provision (benefit) for income taxes	0 - 0.3	0.6 - 1.0

EBITDA	1.0 - 1.7	4.5 - 5.2
Non-cash, stock based compensation expense	0.3	1.0

Adjusted EBITDA	$1.3 - 2.0	$5.5 - 6.2

Reconciliation of Non-GAAP net income to net income:
	Three Months Ending January 31, 2013	Twelve Months Ending January 31, 2013
(in millions)
Net income	$0 - 0.3	$0.9 - 1.2
Add back:
Non-cash stock based compensation expense	0.3	1.0
Non-cash amortization of acquired intangibles	0.1	0.4
Income tax effect (1)	(0.1)	(0.5)

Non-GAAP net income	$0.2 - 0.6	$1.7 - 2.1

(1)	Non-GAAP financial information for the quarter is adjusted using a blended tax rate equivalent to our annual estimated United States federal tax rate and our State tax rate, exclusive of our net federal benefit. This rate is based on our estimated annual GAAP income tax rate forecast. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.